Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of loss for the six months ended July 29, 2016 and the year ended January 29, 2016 combine the historical consolidated statements of income (loss) of Dell Technologies Inc. (formerly known as Denali Holding Inc.) (“the Company”) and EMC Corporation (“EMC”), giving effect to the merger and related financing transactions as if they had occurred on January 31, 2015, the first day of the fiscal year ended January 29, 2016. The unaudited pro forma condensed combined statement of loss for the year ended January 29, 2016 additionally reflects the classification as discontinued operations of Dell Services and Dell Software Group due to their anticipated dispositions as if they had occurred on January 31, 2015. The anticipated dispositions of Dell Services and Dell Software Group have already been accounted for as discontinued operations in the Company’s statement of income (loss) for the six months ended July 29, 2016. The unaudited pro forma condensed combined statement of financial position as of July 29, 2016 combines the historical consolidated statements of financial position of the Company and EMC, giving effect to the merger and related financing transactions as if they had occurred on July 29, 2016. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of loss, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the historical consolidated financial statements of the Company and EMC, including the related notes, filed with the U.S. Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information, as it relates to the EMC merger, has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of EMC have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the merger or anticipated dispositions of Dell Services and Dell Software Group actually occurred on the dates indicated, and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date.

The unaudited pro forma condensed combined financial information does not reflect all potential divestitures that may occur subsequent to the completion of the merger, the projected realization of revenue synergies, or cost savings that may be realized as a result of the merger. Additionally, the unaudited pro forma condensed combined financial information does not include adjustment for any changes in compensation plans, as such changes are not expected to be material.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS

	Pro Forma Six Months Ended July 29, 2016
(in millions, except per share amounts)	Dell Technologies Inc. Six months ended July 29, 2016	EMC Six months ended June 30, 2016	Pro forma adjustments		Pro forma combined
Net revenue:
Products	$21,144	$5,843	$(187)	(c)	$26,800
Services, including software related	4,119	5,649	(622)	(a)	9,146

Total net revenue	25,263	11,492	(809)		35,946
Cost of net revenue:
Products	18,294	2,559	778	(b)	21,152
			(187)	(c)
			(290)	(d)
			(2)	(k)
Services, including software related	2,453	1,939	(4)	(k)	4,388

Total cost of net revenue	20,747	4,498	295		25,540

Gross margin	4,516	6,994	(1,104)		10,406
Operating expenses:
Selling, general, and administrative	4,086	4,037	518	(b)	8,564
			(58)	(g)
			(19)	(k)
Research, development, and engineering	510	1,665	(2)	(b)	2,162
			(11)	(k)

Total operating expenses	4,596	5,702	428		10,726

Operating income (loss)	(80)	1,292	(1,532)		(320)
Interest and other, net	(568)	(54)	(750)	(e)	(1,379)
			(7)	(f)

Income (loss) from continuing operations before income taxes	(648)	1,238	(2,289)		(1,699)
Income tax provision (benefit)	42	311	(801)	(i)	(448)

Net income (loss) from continuing operations	(690)	927	(1,488)		(1,251)

Less: Net income (loss) attributable to the non-controlling interests	(1)	78	(86)	(j)	(9)

Net income (loss) from continuing operations attributable to common shareholders	$(689)	$849	$(1,402)		$(1,242)

DHI Group common stock:
Loss per share from continuing operations, basic	$(1.70)				$(2.59)
Loss per share from continuing operations, diluted	$(1.70)				$(2.59)

Weighted average shares outstanding, basic	405		160	(h)	565
Weighted average shares outstanding, diluted	405		160	(h)	565
Net loss from continuing operations attributable to DHI Group common stock	n/a		$(1,466)	(h)	$(1,466)

Class V Common Stock:
Earnings per share from continuing operations, basic	n/a				$1.01
Earnings per share from continuing operations, diluted	n/a				$1.00

Weighted average shares outstanding, basic	n/a		223	(h)	223
Weighted average shares outstanding, diluted	n/a		223	(h)	223
Net income from continuing operations attributable to Class V Common Stock	n/a		$224	(h)	$224

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS

	Pro Forma Year Ended January 29, 2016
(in millions, except per share amounts)	Dell Technologies Inc. Fiscal year ended January 29, 2016	EMC Fiscal year ended December 31, 2015	Discontinued Operations	Pro forma adjustments		Pro forma combined
Net revenue:
Products	$43,317	$13,514	$(575)	$(351)	(c)	$55,905
Services, including software related	11,569	11,190	(3,518)	(2,695)	(a)	16,546

Total net revenue	54,886	24,704	(4,093)	(3,046)		72,451
Cost of net revenue:
Products	37,923	5,826	(360)	1,548	(b)	44,111
				(351)	(c)
				(503)	(d)
				28	(k)
Services, including software related	7,131	4,001	(2,269)	56	(k)	8,919

Total cost of net revenue	45,054	9,827	(2,629)	778		53,030

Gross margin	9,832	14,877	(1,464)	(3,824)		19,421
Operating expenses:
Selling, general, and administrative	8,900	8,765	(1,060)	1,005	(b)	17,808
				(54)	(g)
				252	(k)
Research, development, and engineering	1,315	3,271	(264)	(6)	(b)	4,463
				147	(k)

Total operating expenses	10,215	12,036	(1,324)	1,344		22,271

Operating income (loss)	(383)	2,841	(140)	(5,168)		(2,850)
Interest and other, net	(792)	41	(20)	(1,929)	(e)	(2,743)
				(43)	(f)

Income (loss) from continuing operations before income taxes	(1,175)	2,882	(160)	(7,140)		(5,593)
Income tax provision (benefit)	(71)	710	(50)	(2,499)	(i)	(1,910)

Net income (loss) from continuing operations	(1,104)	2,172	(110)	(4,641)		(3,683)

Less: Net income (loss) attributable to the non-controlling interests	—	182	—	(279)	(j)	(97)

Net income (loss) from continuing operations attributable to common shareholders	$(1,104)	$1,990	$(110)	$(4,362)		$(3,586)

DHI Group common stock:
Loss per share from continuing operations, basic	$(2.73)					$(7.27)
Loss per share from continuing operations, diluted	$(2.73)					$(7.27)

Weighted average shares outstanding, basic	405			160	(h)	565
Weighted average shares outstanding, diluted	405			160	(h)	565
Net loss from continuing operations attributable to DHI Group common stock	n/a			$(4,110)	(h)	$(4,110)

Class V Common Stock:
Earnings per share from continuing operations, basic	n/a					$2.35
Earnings per share from continuing operations, diluted	n/a					$2.34

Weighted average shares outstanding, basic	n/a			223	(h)	223
Weighted average shares outstanding, diluted	n/a			223	(h)	223
Net income from continuing operations attributable to Class V Common Stock	n/a			$524	(h)	$524

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

	As of July 29, 2016
(in millions)	Dell Technologies Inc. As of July 29, 2016	EMC As of June 30, 2016	Pro forma adjustments		Pro forma combined
Current assets:
Cash and cash equivalents	$7,226	$9,354	$(6,697)	(a)	$9,883
Short-term investments	—	2,407	(460)	(d)	1,947
Accounts receivable, net	5,257	2,896	1,441	(c)	9,594
Short-term financing receivables, net	2,867	—	—		2,867
Inventories, net	1,446	1,243	598	(b)	3,287
Other current assets	3,326	650	—		3,976
Current assets held for sale	4,125	—	—		4,125

Total current assets	24,247	16,550	(5,118)		35,679
Restricted cash	23,285	—	(23,285)	(r)	—
Property, plant, and equipment, net	1,562	3,725	855	(q)	6,142
Long-term investments	104	4,387	(660)	(d)	3,831
Long-term financing receivables, net	2,271	—	—		2,271
Goodwill	8,406	17,137	18,800	(f)	44,343
Intangible assets, net	7,595	1,998	25,502	(g)	35,095
Other non-current assets	1,446	2,948	(948)	(i)	3,446

Total assets	$68,916	$46,745	$15,146		$130,807

Current liabilities:
Short-term debt	$2,500	$800	$5,228	(e)	$8,528
Accounts payable	14,050	1,158	—		15,208
Accrued and other	3,835	3,024	192	(k)	7,051
Short-term deferred revenue	3,916	6,421	(1,602)	(j)	8,735
Current liabilities held for sale	1,522	—	—		1,522

Total current liabilities	25,823	11,403	3,818		41,044
Long-term debt	33,836	5,479	8,120	(h)	47,435
Long-term deferred revenue	4,154	4,750	(1,364)	(j)	7,540
Other non-current liabilities	2,733	958	9,649	(l)	13,340

Total liabilities	$66,546	$22,590	$20,223		$109,359

Redeemable shares	179	—	—		179
Stockholders’ equity
Preferred stock	—	—	—		—
Common stock and additional paid-in capital	5,682	20	14,429	(m)	20,131
Accumulated earnings (deficit)	(3,309)	22,679	(24,353)	(n)	(4,983)
Accumulated other comprehensive loss	(308)	(561)	561	(o)	(308)

Total stockholders’ equity	2,065	22,138	(9,363)		14,840

Non-controlling interest	126	2,017	4,286	(p)	6,429

Total liabilities, redeemable shares, and stockholders’ equity	$68,916	$46,745	$15,146		$130,807

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On September 7, 2016, Universal Acquisition Co, a wholly owned subsidiary of the Company (“Merger Sub”), merged with and into EMC (the “merger”), with EMC surviving as a wholly owned subsidiary of the Company. Pursuant to the terms of the merger agreement, upon the completion of the merger, each issued and outstanding share of common stock, par value $0.01 per share, of EMC (the “EMC Common Stock”) was converted into the right to receive (1) $24.05 in cash, without interest, and (2) 0.11146 validly issued, fully paid and non-assessable shares of common stock of the Company designated as Class V Common Stock, par value $0.01 per share (the “Class V Common Stock”), plus cash in lieu of any fractional shares. The shares of Class V Common Stock are intended to track and reflect the economic performance of the “Class V Group” of the Company, which initially has attributed to it approximately 65% of EMC’s current economic interest in the business of VMware, Inc., a Delaware corporation (“VMware”), which currently consists of approximately 343 million shares of common stock, par value $0.01 per share, of VMware held by EMC. The Class V Common Stock is intended to track the performance of such portion of the Company’s economic interest in the VMware business following the completion of the merger, but there can be no assurance that the market price of the Class V Common Stock will, in fact, reflect the performance of such economic interest.

The issuance of the Class V Common Stock in connection with the merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (the “Form S-4 Registration Statement”). The proxy statement/prospectus included in the Form S-4 Registration Statement contains additional information about the merger.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the Dell Technologies Inc./EMC merger and are based on the historical consolidated financial statements of the Company and EMC. The Company’s fiscal year end is the 52 or 53 week period ending on the Friday nearest January 31 while EMC’s fiscal year end is December 31. The Company’s fiscal year ended January 29, 2016 included 52 weeks. The unaudited pro forma condensed combined statement of loss for the six months ended July 29, 2016 combines the Company’s condensed consolidated statement of income (loss) for the six months ended July 29, 2016 with EMC’s condensed consolidated income statement for the six months ended June 30, 2016. The unaudited pro forma condensed combined statement of loss for the year ended January 29, 2016 combines the Company’s consolidated statement of income (loss) for the fiscal year ended January 29, 2016 with EMC’s consolidated income statement for the fiscal year ended December 31, 2015. The unaudited pro forma condensed combined statement of loss for the year ended January 29, 2016 additionally reflects the classification as discontinued operations of Dell Services and Dell Software Group due to their anticipated dispositions as if they had occurred on January 31, 2015. The anticipated dispositions of Dell Services and Dell Software Group have already been accounted for as discontinued operations in the Company’s statement of income (loss) for the six months ended July 29, 2016. The unaudited pro forma condensed combined statement of financial position as of July 29, 2016 combines the Company’s consolidated statement of financial position as of July 29, 2016 with EMC’s consolidated balance sheet as of June 30, 2016. In addition, EMC’s historical “restructuring and acquisition-related expenses” have been reclassified to conform with the Company’s presentation as shown below:

(in millions)	Year Ended January 29, 2016	Six Months Ended July 29, 2016
Products, cost of net revenue	$17	$2
Services, cost of net revenue	97	—
Research, development, and engineering	104	30
Selling, general, and administrative	232	16

Net adjustment	$450	$48

The acquisition method of accounting is based on ASC 805, and uses the fair value concepts defined in ASC 820, Fair Value Measurements. ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, recorded as a contra-liability. Acquisition-related transaction costs expected to be incurred by the Company include estimated fees related to the issuance of long-term debt, as well as financial advisory, legal and accounting fees. Total acquisition-related transaction costs expected to be incurred by the Company and EMC are estimated to be approximately $1.8 billion, which includes an estimated $1.1 billion of debt issuance costs and discounts. During the year ended January 29, 2016, the Company incurred $39 million of acquisition-related costs and EMC incurred $15 million of acquisition-related costs. During the six months ended July 29, 2016, the Company incurred $42 million of acquisition-related costs and EMC incurred $16 million of acquisition-related costs.

The unaudited pro forma condensed combined statement of financial position as of July 29, 2016 is required to include adjustments which give effect to events that are directly attributable to the merger regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by the Company and EMC subsequent to July 29, 2016 of approximately $1.7 billion are reflected as a pro forma adjustment to the unaudited pro forma condensed combined statement of financial position as of July 29, 2016 as follows:

•	a decrease to cash of $1.7 billion;

•	a decrease to long-term debt of $1.1 billion for debt discounts and fees;

•	a decrease in other current liabilities of $135 million for the assumed tax benefit of transaction costs expensed; and

•	a decrease to accumulated earnings (deficit) of $414 million, net of related tax benefits.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the Company’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements do not reflect all potential divestitures that may occur subsequent to the completion of the merger, the projected realization of revenue synergies and cost savings following completion of the merger or any potential changes in compensation plans. Although the Company projects that revenue synergies and cost savings will result from the merger, there can be no assurance that these cost savings will be achieved. Management currently estimates that cost savings will be approximately $3.4 billion resulting from increased efficiencies in the operations of the combined company, as well as initiatives to reduce costs for the Company and EMC on a standalone basis.

3.	Accounting Policies

Based on the Company’s preliminary review of EMC’s accounting policies, the Company has identified a difference between the Company’s and EMC’s policies in the presentation of accounts receivable. In certain circumstances, EMC presents these balances net of related deferred revenue, while the Company primarily presents these receivables and the related deferred revenue on a gross basis. For the presentation of the unaudited pro forma condensed combined statement of financial position, EMC’s presentation has been conformed to the Company’s presentation, resulting in an increase in accounts receivable and deferred revenue of $1.4 billion prior to purchase accounting adjustments. The Company is currently performing a further review of EMC’s accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

4.	Estimate of Consideration Transferred and Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the consideration expected to be transferred, assets to be acquired, and liabilities to be assumed by the Company in the merger, reconciled to the estimate of total consideration expected to be transferred:

(in millions)
Consideration Transferred
Cash	$48,109
Class V Common Stock (1)	10,049

Total consideration transferred	58,158
Rollover equity (2)	6,303
Less: Post-merger stock compensation expense (3)	(1,120)

Total value to allocate	$63,341

Purchase Price Allocation:
Current assets:
Cash and cash equivalents	$9,354
Short-term investments	2,407
Accounts receivable, net	4,337
Inventories, net	1,841
Other current assets	650

Total current assets	18,589
Property, plant, and equipment, net	4,580
Long-term investments	4,387
Goodwill (4)	35,937
Purchased intangibles, net (5)	27,500
Other non-current assets	2,000

Total assets	$92,993

Current liabilities:
Short-term debt	$800
Accounts payable	1,158
Accrued and other	3,428
Short-term deferred revenue	4,819

Total current liabilities	10,205
Long-term debt	5,454
Long-term deferred revenue	3,386
Other non-current liabilities	10,607

Total liabilities	$29,652

Total net assets	$63,341

(1)	The fair value of the Class V Common Stock is based on the issuance of approximately 223 million shares with a per-share fair value of $45.07 (the opening share price of the Class V Common Stock on September 7, 2016, the first day of trading), which shares are intended to track and reflect the economic performance of approximately 65% of EMC’s economic interest in the VMware business. No adjustment has been made for the potential settling of merger consideration through appraisal as such amounts are not expected to be material.
(2)	Rollover equity is comprised of non-controlling interests of $6.3 billion. The fair value of the non-controlling interest relating to VMware was calculated by multiplying outstanding shares of VMware common stock that were not owned by EMC by $73.28 (the opening share price of VMware common stock on September 7, 2016).
(3)	Pursuant to the guidelines of ASC 805, a portion of the consideration related to EMC equity awards will be recorded as post-merger stock compensation expense. The adjustment represents the estimated portion of stock compensation expense incurred in conjunction with the merger attributable to post-merger service.
(4)

Goodwill is calculated as the difference between the acquisition date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(5)	Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value.

As of the date of this filing, the Company does not have sufficient information as to the amount, timing, and risk of the cash flows from all of EMC’s identifiable intangible assets to definitively determine their fair value. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. However, for purposes of these unaudited pro forma condensed combined financial statements, the fair value of EMC’s identifiable intangible assets and their weighted-average useful lives have been preliminarily estimated as follows:

	Estimated life (years)	Estimated fair value (in millions)
Developed technology	7	$12,560
Customer relationships	10	11,520
In-process research and development	Indefinite	450
Trade names (Tier 1)	Indefinite	2,080
Trade names (Tier 2)	10	890

Total identifiable intangible assets		$27,500

5.	Pro Forma Adjustments

Pro Forma Adjustments to the Statement of Loss:

(a)	To record the decrease in revenue related to the decrease in fair value of EMC’s deferred revenue based on the purchase price allocation. As a portion of EMC’s deferred revenue relates to three-year maintenance contracts, it is expected that EMC’s revenue will be impacted by the fair value adjustment recorded in acquisition accounting for up to three years.

(b)	To record the change in intangible asset amortization based on the purchase price allocation as follows:

(in millions)	Year Ended January 29, 2016	Six Months Ended July 29, 2016
Historical intangible amortization:
Products, cost of net revenue	$246	$119
Research, development, and engineering	6	2
Selling, general, and administrative	147	58

Total historical intangible amortization	$399	$179

Pro forma amortization:
Products, cost of net revenue	$1,794	$897
Selling, general, and administrative	1,152	576

Total pro forma amortization	$2,946	$1,473

Amortization adjustment:
Products, cost of net revenue	$1,548	$778
Research, development, and engineering	(6)	(2)
Selling, general, and administrative	1,005	518

Net pro forma adjustment	$2,547	$1,294

(c)	To record the elimination of sales activity between the Company and EMC as such sales would represent intercompany transactions if the merger had occurred on January 31, 2015.
(d)	To eliminate historical amortization of capitalized software as its fair value is recorded in developed technology in the preliminary purchase price allocation.
(e)	To record the increase in interest expense due to the incurrence of $45.9 billion of debt to finance the merger, the decrease in interest expense related to the debt of the Company and EMC that is to be repaid as part of the merger, and the recording of the debt at fair value based on the preliminary purchase price allocation as follows:

(in millions)	Year Ended January 29, 2016	Six Months Ended July 29, 2016
Interest expense and amortization of debt issuance costs on new debt	$2,318	$928
Less: interest expense and amortization of debt issuance costs on Dell Technologies Inc.‘s refinanced debt	(388)	(174)
Less: interest expense on EMC’s refinanced debt	(3)	(5)
Plus: amortization of change in fair value of acquired debt	2	1

Total interest expense adjustment	$1,929	$750

The weighted-average interest rate of new debt incurred is assumed to be 4.50%. A change in the assumed weighted average interest rate of 0.125% would cause a corresponding increase or decrease in the annual interest expense by $57 million.

(f)	To eliminate historical investment income relating to investments that will be liquidated as a financing source for the merger.
(g)	To eliminate non-recurring transaction costs included in the Company’s and EMC’s historical results, which are directly attributable to the merger.

(h)	To record the issuance of 160 million shares of DHI Group common stock and 223 million shares of Class V Common Stock in conjunction with the acquisition and calculate earnings per share under the two-class method due to the issuance of Class V Common Stock. Income allocable to Class V and DHI Group shareholders is calculated as follows:

(in millions)	Year Ended January 29, 2016	Six Months Ended July 29, 2016
Pro forma Class V Group income from continuing operations attributable to Dell Technologies Inc.	$806	$345
Class V tracking share percentage of Dell Technologies Inc.’s economic interest in VMware	65%	65%

Pro forma net income from continuing operations attributable to Class V shareholders (1)	$524	$224

Pro forma net loss from continuing operations attributable to common shareholders	$(3,586)	$(1,242)
Less: Pro forma net income from continuing operations attributable to Class V shareholders	524	224

Pro forma net loss from continuing operations attributable to DHI Group shareholders	$(4,110)	$(1,466)

(1)	For the purposes of calculating diluted EPS, pro forma net income attributable to Class V shareholders has been adjusted by $3 million for the year ended January 29, 2016 and $1 million for the six months ended July 29, 2016 to reflect 65% of the incremental dilution of VMware’s dilutive securities as reflected in EMC’s financial statements as filed with the SEC.

(i)	To record the income tax expense impact of the pro forma adjustments at the statutory rate of 35%. The Company and EMC operate in multiple jurisdictions, and therefore the statutory rate may not be reflective of the actual impact of the tax effects of the adjustments.
(j)	To record the impact of the pro forma adjustments above to non-controlling interests as follows:

(in millions)	Year Ended January 29, 2016	Six Months Ended July 29, 2016
Non-controlling interest impact of change in amortization expense	$(95)	$(48)
Non-controlling interest impact of deferred revenue haircut	(173)	(37)
Non-controlling interest impact of fair value adjustment to PP&E	(11)	(1)

Total non-controlling interest adjustment	$(279)	$(86)

(k)	To record the change in depreciation expense as a result of the increase in estimated fair value of EMC’s property, plant, and equipment over an estimated weighted average life of 19 years.

Pro Forma Adjustments to the Statement of Financial Position:

(a)	To record the adjustment to the cash balance to effectuate the merger and to eliminate the assets and liabilities held for sale, as follows:

(in millions)
Cash received from debt incurred upon consummation of the merger	$22,600
Release of restricted cash	23,285
Cash received from equity issuance	4,400
Cash received from liquidation of investments	1,120
Cash consideration for EMC’s shareholders	(48,109)
Repayment of EMC’s existing short-term debt	(800)
Repayment of Dell Technologies Inc.‘s existing short- and long-term debt, including accrued interest and prepayment penalties	(7,537)
Transaction costs	(1,656)

Total cash adjustment	$(6,697)

(b)	To record the write-up of inventory to fair value based on the preliminary purchase price allocation.
(c)	To record the adjustment to EMC’s accounts receivable to conform with the Company’s accounting policy. See note (j) for the related impact to deferred revenue.
(d)	To record the sale of investments used to raise cash as a financing source for the merger.
(e)	To eliminate the short-term debt that is being repaid in conjunction with the merger and record the short-term portion of long-term debt to be incurred as follows:

(in millions)
Historical short-term Dell Technologies Inc. and EMC debt repaid	$(1,218)
Short-term portion of debt incurred in conjunction with the merger	6,446

Total short-term debt adjustment	$5,228

(f)	To record the adjustment to goodwill based on the preliminary purchase price allocation, as follows:

(in millions)
Elimination of EMC’s historical goodwill	$(17,137)
Goodwill from preliminary purchase price allocation	35,937

Total goodwill adjustment	$18,800

(g)	To record the adjustment to intangible assets based on the preliminary purchase price allocation, as follows:

(in millions)
Elimination of EMC’s historical intangible assets	$(1,998)
Intangible assets from preliminary purchase price allocation	27,500

Total intangible asset adjustment	$25,502

(h)	To record the adjustment to the long-term debt balance, as follows:

(in millions)
Long-term debt incurred in conjunction with the merger	$16,154
Discount and fees on new debt	(1,107)
Historical long-term Dell Technologies Inc. debt repaid, including accrued interest	(7,049)
Write-off of historical Dell Technologies Inc. debt discount and fees	147
Fair value adjustment for purchase price allocation	(25)

Total long-term debt adjustment	$8,120

The Company will incur debt in the form of revolving loans, term loans, senior notes, bridge loans and other permanent financing with interest rates ranging from 2% to up to 9% and maturities ranging from 1-30 years. The adjustment above does not reflect the June 2016 issuance of First Lien Notes and Senior Unsecured Notes as these notes are reflected in Dell Technologies Inc.’s statement of financial position as of July 29, 2016.

(i)	To adjust other non-current assets for the write-off of historical capitalized software.
(j)	To record the adjustment to conform EMC’s accounting policy and the estimated fair value of EMC’s deferred revenue as follows:

(in millions)
Adjustment to conform with Dell Technologies Inc.’s accounting policy	$1,043
Fair value adjustment to short-term deferred revenue	(2,645)

Total short-term deferred revenue adjustment	$(1,602)

(in millions)
Adjustment to conform with Dell Technologies Inc.’s accounting policy	$398
Fair value adjustment to long-term deferred revenue	(1,762)

Total long-term deferred revenue adjustment	$(1,364)

(k)	To record the adjustment of income tax payable as follows:

(in millions)
Reduction in tax payable associated with EMC’s outstanding equity awards	$(336)
Reduction in tax payable for deferred financing cost deduction	(52)
Reduction in tax payable for transaction expenses	(135)
Reduction in tax payable for Dell Technologies Inc. debt prepayment penalty	(25)
Increase in tax payable for deferred revenue acceleration	740

Total income tax payable adjustment	$192

(l)	To record the adjustment of the deferred tax asset (“DTA”) and deferred tax liability (“DTL”) as follows:

(in millions)
Elimination of EMC’s historical DTL on capitalized software	$(359)
Elimination of EMC’s historical DTL for hedging loss	(55)
Elimination of EMC’s historical DTL for prior intercompany gain transactions	(121)
Elimination of EMC’s historical deferred charge related to intercompany transfers	87
Elimination of EMC’s historical DTA on outstanding equity awards	124
Elimination of EMC’s historical DTA for unrecognized losses on investment securities	36
Record DTL for fair value adjustment increasing book basis in inventory	209
Record DTL for fair value adjustment increasing book basis in identifiable intangibles	8,926
Record DTL for fair value adjustment to deferred revenue	1,542
Record DTA for US deferred revenue acceleration previously unrecognized for tax	(740)

Total deferred tax adjustment	$9,649

(m)	To eliminate EMC’s historical common stock and record the issuance of common stock to finance the merger as follows:

(in millions)
Elimination of EMC’s common stock	$(20)
Issuance of DHI Group common stock	4,400
Issuance of Class V Common Stock	10,049

Total common stock adjustment	$14,429

(n)	To eliminate EMC’s historical accumulated earnings, to record the estimated non-capitalizable after-tax portion of the acquisition-related transaction costs to be incurred after July 29, 2016, to record the estimated post-merger stock compensation expense, and to record the after-tax write-off of debt issuance costs and debt prepayment penalties as follows:

(in millions)
Elimination of EMC’s accumulated earnings	$(22,679)
Transaction costs	(414)
Post-merger stock compensation expense	(1,120)
Dell Technologies Inc.’s historical debt issuance costs, debt discount, and prepayment penalties	(140)

Accumulated earnings (deficit) adjustment	$(24,353)

(o)	To eliminate EMC’s historical accumulated other comprehensive loss of $561 million.
(p)	To adjust the non-controlling interest balance to estimated fair value.
(q)	To adjust the property, plant, and equipment, net balance to estimated fair value.
(r)	To eliminate Dell Technologies Inc.’s restricted cash resulting from the June 2016 issuance of First Lien Notes and Senior Unsecured Notes as it was used as a financing source for the merger.